                                                                    EXHIBIT 99.1


                          [LETTERHEAD OF WABAN INC.]

--------------------------------------------------------------------------------
                                 NEWS RELEASE

For Immediate Release                   Contact: Eileen H. Kirrane
                                                 Assistant Vice President and
                                                 Investor Relations Director
                                                 (508) 651-6650

            WABAN INC. COMPLETES SPIN-OFF OF BJ'S WHOLESALE CLUB;
                        CHANGES NAME TO HOMEBASE, INC.


        Natick, MA, July 28, 1997--Waban Inc. announced today that it has completed its spin-off of BJ's Wholesale Club, Inc. as a special dividend to its stockholders.

        The BJ's spin-off transaction was effected as a tax-free distribution in the form of a special dividend to Waban's stockholders, on a one-for-one basis, of all of the outstanding shares of common stock of BJ's Wholesale Club, Inc. BJ's Wholesale Club, Inc. will commence "regular way" trading on the New York Stock Exchange on Tuesday, July 29, 1997 under the symbol "BJ."

        In accordance with its previously announced plans, Waban has changed its name to HomeBase, Inc. effective 5:00 p.m., eastern time today, following the distribution of BJ's Wholesale Club, Inc. common stock. HomeBase, Inc. common stock will be traded on the New York Stock Exchange, beginning Tuesday, July 29, 1997, under the symbol "HBI."

        BJ's Wholesale Club, Inc. is a leading membership warehouse club chain in the eastern United States, with 82 clubs operating in 12 states. HomeBase, Inc. is a leading merchandiser of home improvement products, with 84 warehouse stores in ten western states.

                                     ####